Exhibit 99.1

345 E. Main St.

Warsaw, IN 46580

www.zimmerbiomet.com

Contacts:

Media	Investors
Monica Kendrick	Robert J. Marshall Jr.
574-372-4989	574-371-8042
monica.kendrick@zimmerbiomet.com	robert.marshall@zimmerbiomet.com

Barbara Goslee
574-371-9449 barb.goslee@zimmerbiomet.com

Zimmer Biomet Reports Second Quarter

2016 Financial Results

•	Net Sales of $1.934 billion represent an increase of 65.6% over the prior year period, and an increase of 4.5% on an adjusted pro forma, constant currency basis

•	Diluted net loss per share for the second quarter was $(0.16), compared to a net loss per share of $(1.00) in the second quarter of 2015, and adjusted diluted earnings per share were $2.02, an increase of 27.8% adjusted over the prior year period

•	The Company updates revenue and earnings guidance for full-year 2016

(WARSAW, IN) July 28, 2016—Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) today reported financial results for the quarter ended June 30, 2016. The Company reported second quarter net sales of $1.93 billion, an increase of 65.6% and an increase of 4.5% on an adjusted pro forma, constant currency basis, compared to the second quarter of 2015. Diluted net loss per share for the quarter was $(0.16), compared to a net loss per share of $(1.00) for the prior year period, and adjusted diluted earnings per share for the quarter were $2.02, an increase of 27.8% adjusted over the prior year period.

“In the second quarter, Zimmer Biomet accelerated revenue growth above the top end of our expectations, highlighted by the results of our S.E.T. category and our ongoing strength in the Asia Pacific region,” said David Dvorak, President and CEO of Zimmer Biomet. “Our top line performance, coupled with the ongoing capture of operational synergies, supported investments into strategic growth drivers, while delivering adjusted earnings per share above our guidance range. We will continue to execute on commercial opportunities across our broad portfolio in the second half of the year, as well as expand our clinical offerings with differentiated new technologies, services and solutions.”

Net loss for the second quarter was $(31.3) million, an increase from a net loss of $(173.6) million from the prior year period. On an adjusted basis, net earnings increased 47.0% over the prior year period, to $407.1 million. Operating cash flow for the second quarter was $379.6 million.

In the quarter, the Company paid $47.8 million in dividends and declared a second quarter dividend of $0.24 per share. The Company also repaid $100.0 million on its outstanding term loan during the quarter.

Guidance

The Company updated its full-year 2016 constant currency revenue and adjusted earnings per share guidance. The Company now estimates full-year revenue to be in a range of $7.680 billion to $7.715 billion, or an increase of approximately 28% and 3.00% to 3.50% on an adjusted pro forma basis, in each case, as compared to the prior year. The adjusted pro forma revenue guidance range is inclusive of approximately 100 basis points of contribution related to the LDR

Spine transaction. The Company also now expects foreign currency translation to decrease revenues in the full-year 2016 by approximately 0.50%, compared to its previous estimate of 1.0%. Organic revenue growth, on a constant currency adjusted pro forma basis, is now expected to be in a range of 2.5% to 3.0%. Previously, the Company estimated full-year revenue growth to be in a range of 2.0% to 3.0% on a similar basis.

Additionally, the Company now expects its full-year 2016 diluted earnings per share to be in a range of $1.50 to $1.75 and $7.90 to $8.00 on an adjusted basis. Previously, the Company estimated diluted earnings per share to be in a range of $7.85 to $8.00 on an adjusted basis.

Conference Call

The Company will conduct its second quarter 2016 investor conference call today, July 28, 2016, at 8:00 a.m. Eastern Time. The live audio webcast can be accessed via Zimmer Biomet’s Investor Relations website at http://investor.zimmerbiomet.com. It will be archived for replay following the conference call.

Individuals in the U.S. and Canada who wish to dial into the conference call may do so by dialing (877) 941-1227 and entering conference ID 4721888. For a complete listing of international toll-free and local numbers, please visit http://investor.zimmerbiomet.com. A digital recording will be available 24 hours after the completion of the conference call, from July 29, 2016 to August 28, 2016. To access the recording, U.S. and Canada callers should dial (800) 406-7325 and international callers should dial +1 (303) 590-3030, and enter the Access Code ID 4696670.

Sales Tables

The following sales tables provide results by geography and product category, as well as the percentage change compared to the prior year quarter on a reported basis, a pro forma basis, and an adjusted pro forma constant currency basis. The percentage change for results for the six months ended June 30, 2016 are compared to the prior year six-month period on a reported basis.

NET SALES - THREE MONTHS ENDED JUNE 30, 2016

(in millions, unaudited)

	Net Sales	% Change	Pro Forma % Change	Adjusted Pro Forma Constant Currency % Change
Geographic Results
Americas	$1,181	73.8%	1.5%	3.6%
EMEA	461	58.9	2.5	4.5
Asia Pacific	292	47.5	9.5	8.2

Total	$1,934	65.6	2.9	4.5

Product Categories
Knees
Americas	$417	50.6	0.5	3.0
EMEA	169	48.3	2.8	7.1
Asia Pacific	111	42.0	8.0	9.6

Total	697	48.6	2.2	5.0
Hips
Americas	248	60.3	0.9	1.5
EMEA	139	38.8	2.8	3.6
Asia Pacific	90	40.6	11.9	8.1

Total	477	49.6	3.4	3.2
S.E.T(1)	412	85.4	6.5	7.2
Dental	118	93.4	(0.5)	(0.8)
Spine & CMF	146	147.6	1.4	1.4
Other	84	123.5	(4.1)	8.0

Total	$1,934	65.6	2.9	4.5

(1)	Surgical, Sports Medicine, Foot and Ankle, Extremities and Trauma

NET SALES - SIX MONTHS ENDED JUNE 30, 2016

(in millions, unaudited)

	Net Sales	% Change
Geographic Results
Americas	$2,358	78.0%
EMEA	917	55.7
Asia Pacific	563	44.9

Total	$3,838	66.7

Product Categories
Knees
Americas	$846	54.2
EMEA	343	46.2
Asia Pacific	211	41.1

Total	1,400	50.1
Hips
Americas	494	64.7
EMEA	276	35.8
Asia Pacific	175	37.6

Total	945	49.9
S.E.T(1)	813	84.5
Dental	227	94.0
Spine & CMF	287	164.7
Other	166	127.9

Total	$3,838	66.7

(1)	Surgical, Sports Medicine, Foot and Ankle, Extremities and Trauma

About the Company

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer Biomet is a global leader in musculoskeletal healthcare. We design, manufacture and market orthopaedic reconstructive products; sports medicine, biologics, extremities and trauma products; spine, bone healing, craniomaxillofacial and thoracic products; dental implants; and related surgical products.

We collaborate with healthcare professionals around the globe to advance the pace of innovation. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Together with healthcare professionals, we help millions of people live better lives.

We have operations in more than 25 countries around the world and sell products in more than 100 countries. For more information, visit www.zimmerbiomet.com, or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

Website Information

We routinely post important information for investors on our website, www.zimmerbiomet.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

Adjusted earnings per share and adjusted net earnings exclude the effect of inventory step-up and other inventory and manufacturing related charges, certain claims, special items, intangible asset amortization, financing and other expenses related to the Biomet and Cayenne mergers, the tax effects of these expenses and other certain tax adjustments. Special items include expenses resulting directly from our business combinations and/or global restructuring, quality and operational excellence initiatives, including employee termination benefits, certain contract terminations, consulting and professional fees, dedicated project personnel, asset impairment or loss on disposal charges and other items. Other certain tax adjustments primarily include internal restructuring transactions that provide the Company access to offshore funds in a tax efficient manner. “Pro forma” revenue refers to revenue for prior year periods adjusted to reflect the inclusion of Biomet revenue on a GAAP (reported) basis. “Adjusted pro forma” revenue or net sales refers to pro forma revenue adjusted to reflect the impact of the previously announced divestiture remedies. “Constant currency” refers to any financial measure that excludes the effect of changes in foreign currency exchange rates. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measure are included in this press release.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “sees” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: the possibility that the anticipated synergies and other benefits from mergers and acquisitions will not be realized, or will not be realized within the expected time periods; the risks and uncertainties related to our ability to successfully integrate the operations, products, employees and distributors of acquired companies; the effect of the potential disruption of management’s attention from ongoing business operations due to integration matters related to mergers and acquisitions; the effect of mergers and acquisitions on our relationships with customers, vendors and lenders and on our operating results and businesses generally; Biomet’s compliance with its Deferred Prosecution Agreement, as extended; the outcome of government investigations; price and product competition; the success of our quality and operational excellence initiatives; changes in customer demand for our products and services caused by demographic changes or other factors; the impact of healthcare reform measures; reductions in reimbursement levels by third-party payors and cost containment efforts of healthcare purchasing organizations; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; the ability to obtain and maintain adequate intellectual property protection; the ability to form and implement alliances; challenges relating to changes in and compliance with governmental laws and regulations, including regulations of the U.S. Food and Drug Administration (the “FDA”) and foreign government regulators, such as more stringent requirements for regulatory clearance of products; the ability to remediate matters identified in any inspectional observations or warning letters issued by the FDA; changes in tax obligations arising from tax reform measures or examinations by tax authorities; product liability and intellectual property litigation losses; the ability to retain the independent agents and distributors who market our products; dependence on a limited number of suppliers for key raw materials and outsourced activities; changes in general industry and market conditions, including domestic and international growth rates and general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing economic uncertainty affecting countries in the Euro zone on the ability to collect accounts receivable in affected countries. For a further list and description of such risks and uncertainties, see our periodic reports filed with the U.S. Securities and Exchange Commission. Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.zimmerbiomet.com or on request from us. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in our periodic reports. Readers of this communication are cautioned not to place undue reliance on these forward-looking statements, since, while management believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this communication.

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ZIMMER BIOMET HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS ENDED JUNE 30, 2016 and 2015

(in millions, except per share amounts, unaudited)

	2016	2015
Net Sales	$1,934.0	$1,167.6
Cost of products sold, excluding intangible asset amortization	628.7	294.3
Intangible asset amortization	133.8	33.0
Research and development	88.6	51.3
Selling, general and administrative	732.0	444.2
Certain claims	—	7.7
Special items	149.3	469.2

Operating expenses	1,732.4	1,299.7

Operating Profit (Loss)	201.6	(132.1)
Other expense, net	(3.8)	(26.3)
Interest income	0.8	2.5
Interest expense	(88.1)	(82.7)

Earnings (loss) before income taxes	110.5	(238.6)
Provision (benefit) for income taxes	142.2	(64.8)

Net Loss	(31.7)	(173.8)
Less: Net Loss attributable to noncontrolling interest	(0.4)	(0.2)

Net Loss of Zimmer Biomet Holdings, Inc.	$(31.3)	$(173.6)

Loss Per Common Share
Basic	$(0.16)	$(1.00)
Diluted	$(0.16)	$(1.00)
Weighted Average Common Shares Outstanding
Basic	199.4	173.0
Diluted	199.4	173.0
Cash Dividends Declared Per Common Share	$0.24	$0.22

ZIMMER BIOMET HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE SIX MONTHS ENDED JUNE 30, 2016 and 2015

(in millions, except per share amounts, unaudited)

	2016	2015
Net Sales	$3,838.0	$2,302.0
Cost of products sold, excluding intangible asset amortization	1,263.9	579.2
Intangible asset amortization	260.4	53.4
Research and development	174.3	99.6
Selling, general and administrative	1,448.9	868.3
Certain claims	—	7.7
Special items	243.4	556.0

Operating expenses	3,390.9	2,164.2

Operating Profit	447.1	137.8
Other expense, net	(7.6)	(48.9)
Interest income	2.1	5.1
Interest expense	(176.3)	(105.8)

Earnings (loss) before income taxes	265.3	(11.8)
Provision (benefit) for income taxes	188.3	(9.1)

Net Earnings (Loss)	77.0	(2.7)
Less: Net Loss attributable to noncontrolling interest	(0.5)	(0.5)

Net Earnings (Loss) of Zimmer Biomet Holdings, Inc.	$77.5	$(2.2)

Earnings (Loss) Per Common Share
Basic	$0.39	$(0.01)
Diluted	$0.38	$(0.01)
Weighted Average Common Shares Outstanding
Basic	199.8	171.5
Diluted	202.1	171.5
Cash Dividends Declared Per Common Share	$0.48	$0.44

ZIMMER BIOMET HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, unaudited)

	June 30,	December 31,
	2016	2015
Assets
Current Assets:
Cash and cash equivalents	$976.3	$1,459.3
Short-term investments	—	164.6
Receivables, net	1,593.3	1,446.5
Inventories	1,962.1	2,254.1
Other current assets	518.9	529.2

Total current assets	5,050.6	5,853.7
Property, plant and equipment, net	2,033.8	$2,062.6
Goodwill	9,958.0	9,934.2
Intangible assets, net	8,377.9	8,746.3
Other assets	622.8	563.8

Total Assets	$26,043.1	$27,160.6

Liabilities and Stockholders’ Equity
Current liabilities	$2,101.2	$1,617.9
Other long-term liabilities	3,872.2	4,155.9
Long-term debt	10,533.5	11,497.4
Stockholders’ equity	9,536.2	9,889.4

Total Liabilities and Stockholders’ Equity	$26,043.1	$27,160.6

ZIMMER BIOMET HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30, 2016 and 2015

(in millions, unaudited)

	2016	2015
Cash flows provided by (used in) operating activities
Net earnings (loss)	$77.0	$(2.7)
Depreciation and amortization	499.2	188.6
Share-based compensation	30.7	21.2
Non-cash Biomet merger consideration compensation expense	—	164.1
Intangible asset impairment	28.0	—
Excess income tax benefits from employee stock compensation plans	—	(9.1)
Inventory step-up	286.4	10.5
Loss on divestiture of assets	—	3.4
Income taxes	18.9	95.9
Receivables	(120.8)	(59.3)
Inventories	60.2	(140.8)
Accounts payable and accrued expenses	(141.9)	102.4
Other assets and liabilities	(85.3)	(85.5)

Net cash provided by operating activities	652.4	288.7

Cash flows provided by (used in) investing activities
Additions to instruments	(157.3)	(104.0)
Additions to other property, plant and equipment	(73.7)	(64.8)
Purchases of investments	(1.2)	(152.6)
Sales of investments	273.3	398.9
Proceeds from divestiture of assets	—	24.1
Biomet acquisition, net of acquired cash	—	(7,812.9)
Other business combination investments, net of acquired cash	(184.1)	—
Investments in other assets	(27.4)	(9.4)

Net cash used in investing activities	(170.4)	(7,720.7)

Cash flows provided by (used in) financing activities
Proceeds from senior notes	—	7,628.2
Proceeds from term loan	—	3,000.0
Redemption of senior notes	—	(2,740.0)
Payments on term loan	(500.0)	—
Net (payments on) proceeds under revolving credit facilities	(18.8)	0.9
Dividends paid to stockholders	(92.4)	(74.7)
Proceeds from employee stock compensation plans	78.6	34.6
Restricted stock witholdings	(5.2)	(10.4)
Excess income tax benefits from employee stock compensation plans	—	9.1
Debt issuance costs	—	(58.4)
Repurchase of common stock	(415.5)	—

Net cash (used in) provided by financing activities	(953.3)	7,789.3

Effect of exchange rates on cash and cash equivalents	(11.7)	(16.0)

(Decrease) increase in cash and cash equivalents	(483.0)	341.3
Cash and cash equivalents, beginning of period	1,459.3	1,083.3

Cash and cash equivalents, end of period	$976.3	$1,424.6

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY GEOGRAPHY

FOR THE THREE and SIX MONTHS ENDED JUNE 30, 2016 and 2015

(in millions, unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Inc	2016	2015	% Inc
Americas	$1,181.0	$679.5	73.8%	$2,358.2	$1,324.7	78.0%
EMEA	460.9	290.1	58.9	917.2	589.0	55.7
Asia Pacific	292.1	198.0	47.5	562.6	388.3	44.9

Total	$1,934.0	$1,167.6	65.6	$3,838.0	$2,302.0	66.7

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY PRODUCT CATEGORY

FOR THE THREE and SIX MONTHS ENDED JUNE 30, 2016 and 2015

(in millions, unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Inc	2016	2015	% Inc
Knees	$696.9	$468.9	48.6%	$1,400.2	$932.8	50.1%
Hips	477.2	319.0	49.6	945.1	630.4	49.9
S.E.T	412.4	222.5	85.4	813.5	440.9	84.5
Dental	118.0	61.0	93.4	226.6	116.8	94.0
Spine & CMF	145.8	58.9	147.6	287.0	108.4	164.7
Other	83.7	37.3	123.5	165.6	72.7	127.9

Total	$1,934.0	$1,167.6	65.6	$3,838.0	$2,302.0	66.7

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF REVENUE % GROWTH TO PRO FORMA % GROWTH TO

ADJUSTED PRO FORMA CONSTANT CURRENCY % GROWTH

(unaudited)

	For the Three Months Ended June 30, 2016
	% Change	Effect of Biomet	Pro Forma % Change	Divestiture Impact	Foreign Exchange Impact	Adjusted Pro Forma Constant Currency % Change
Geographic Results
Americas	73.8%	72.3%	1.5%	(1.8)%	(0.3)%	3.6%
EMEA	58.9	56.4	2.5	(1.5)	(0.5)	4.5
Asia Pacific	47.5	38.0	9.5	(0.8)	2.1	8.2
Total	65.6	62.7	2.9	(1.6)	—	4.5
Product Categories
Knees
Americas	50.6	50.1	0.5	(2.3)	(0.2)	3.0
EMEA	48.3	45.5	2.8	(3.5)	(0.8)	7.1
Asia Pacific	42.0	34.0	8.0	(1.7)	0.1	9.6
Total	48.6	46.4	2.2	(2.5)	(0.3)	5.0
Hips
Americas	60.3	59.4	0.9	(0.2)	(0.4)	1.5
EMEA	38.8	36.0	2.8	—	(0.8)	3.6
Asia Pacific	40.6	28.7	11.9	—	3.8	8.1
Total	49.6	46.2	3.4	(0.1)	0.3	3.2
S.E.T	85.4	78.9	6.5	(0.9)	0.2	7.2
Dental	93.4	93.9	(0.5)	—	0.3	(0.8)
Spine & CMF	147.6	146.2	1.4	—	—	1.4
Other	123.5	127.6	(4.1)	(12.0)	(0.1)	8.0
Total	65.6	62.7	2.9	(1.6)	—	4.5

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF NET EARNINGS AND ADJUSTED NET EARNINGS

FOR THE THREE MONTHS ENDED JUNE 30, 2016 and 2015

(in millions, unaudited)

	Three Months
	Ended June 30,
	2016	2015
Net Loss of Zimmer Biomet Holdings, Inc.	$(31.3)	$(173.6)
Inventory step-up and other inventory and manufacturing-related charges	145.2	14.7
Certain claims	—	7.7
Intangible asset amortization	133.8	33.0
Special items
Biomet merger-related	132.0	390.6
Other special items	17.3	78.6
Merger-related expenses in other expense, net	1.5	25.5
Interest expense on Biomet merger financing	—	61.5
Taxes on above items (1)	(96.3)	(190.8)
Biomet merger-related measurement period tax adjustments (2)	73.2	—
Other certain tax adjustments (3)	31.7	29.7

Adjusted Net Earnings	$407.1	$276.9

(1)	The tax effect for the U.S. jurisdiction is calculated based on an effective rate considering federal and state taxes, as well as permanent items. For jurisdictions outside the U.S., the tax effect is calculated based upon the statutory rates where the items were incurred.
(2)	The 2016 period includes negative effects from finalizing the tax accounts for the Biomet merger. Under the applicable U.S. GAAP rules, these measurement period adjustments are recognized on a prospective basis in the period of change.
(3)	Other certain tax adjustments primarily include internal restructuring transactions that provide the Company access to offshore funds in a tax efficient manner.

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF NET EARNINGS AND ADJUSTED NET EARNINGS

FOR THE SIX MONTHS ENDED JUNE 30, 2016 and 2015

(in millions, unaudited)

	Six Months
	Ended June 30,
	2016	2015
Net Earnings (Loss) of Zimmer Biomet Holdings, Inc.	$77.5	$(2.2)
Inventory step-up and other inventory and manufacturing-related charges	318.1	18.6
Certain claims	—	7.7
Intangible asset amortization	260.4	53.4
Special items
Biomet merger-related	216.5	416.4
Other special items	26.9	139.6
Merger-related expenses in other expense	1.5	45.0
Interest expense on Biomet merger financing	—	70.0
Taxes on above items (1)	(185.3)	(234.4)
Biomet merger-related measurement period tax adjustments (2)	52.7	—
Other certain tax adjustments (3)	46.0	29.7

Adjusted Net Earnings	$814.3	$543.8

(1)	The tax effect for the U.S. jurisdiction is calculated based on an effective rate considering federal and state taxes, as well as permanent items. For jurisdictions outside the U.S., the tax effect is calculated based upon the statutory rates where the items were incurred.
(2)	The 2016 period includes negative effects from finalizing the tax accounts for the Biomet merger. Under the applicable U.S. GAAP rules, these measurement period adjustments are recognized on a prospective basis in the period of change.
(3)	Other certain tax adjustments primarily include internal restructuring transactions that provide the Company access to offshore funds in a tax efficient manner.

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF DILUTED EPS AND ADJUSTED DILUTED EPS

FOR THE THREE MONTHS ENDED JUNE 30, 2016 and 2015

(unaudited)

	Three Months
	Ended June 30,
	2016	2015
Diluted EPS	$(0.16)	$(1.00)
Inventory step-up and other inventory and manufacturing-related charges	0.72	0.08
Certain claims	—	0.04
Intangible asset amortization	0.66	0.19
Special items
Biomet merger-related	0.65	2.22
Other special items	0.09	0.45
Merger-related expenses in other expense, net	0.01	0.15
Interest expense on Biomet merger financing	—	0.35
Taxes on above items (1)	(0.48)	(1.09)
Biomet merger-related measurement period tax adjustments (2)	0.36	—
Other certain tax adjustments (3)	0.16	0.17
Effect of dilutive shares assuming net earnings (4)	0.01	0.02

Adjusted Diluted EPS	$2.02	$1.58

(1)	The tax effect for the U.S. jurisdiction is calculated based on an effective rate considering federal and state taxes, as well as permanent items. For jurisdictions outside the U.S., the tax effect is calculated based upon the statutory rates where the items were incurred.
(2)	The 2016 period includes negative effects from finalizing the tax accounts for the Biomet merger. Under the applicable U.S. GAAP rules, these measurement period adjustments are recognized on a prospective basis in the period of change.
(3)	Other certain tax adjustments primarily include internal restructuring transactions that provide the Company access to offshore funds in a tax efficient manner.

	Three Months Ended June 30, 2016	Three Months Ended June 30, 2015
(4) Diluted share count used in Adjusted Diluted EPS:
Diluted shares	199.4	173.0
Dilutive shares assuming net earnings	2.5	2.6

Adjusted diluted shares	201.9	175.6

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF DILUTED EPS AND ADJUSTED DILUTED EPS

FOR THE SIX MONTHS ENDED JUNE 30, 2016 and 2015

(unaudited)

	Six Months
	Ended June 30,
	2016	2015
Diluted EPS	$0.38	$(0.01)
Inventory step-up and other inventory and manufacturing-related charges	1.57	0.11
Certain claims	—	0.04
Intangible asset amortization	1.29	0.30
Special items
Biomet merger-related	1.07	2.38
Other special items	0.13	0.80
Merger-related expenses in other expense, net	0.01	0.25
Interest expense on Biomet merger financing	—	0.39
Taxes on above items (1)	(0.91)	(1.36)
Biomet merger-related measurement period tax adjustments (2)	0.26	—
Other certain tax adjustments (3)	0.23	0.17
Effect of dilutive shares assuming net earnings (4)	—	0.05

Adjusted Diluted EPS	$4.03	$3.12

(1)	The tax effect for the U.S. jurisdiction is calculated based on an effective rate considering federal and state taxes, as well as permanent items. For jurisdictions outside the U.S., the tax effect is calculated based upon the statutory rates where the items were incurred.
(2)	The 2016 period includes negative effects from finalizing the tax accounts for the Biomet merger. Under the applicable U.S. GAAP rules, these measurement period adjustments are recognized on a prospective basis in the period of change.
(3)	Other certain tax adjustments primarily include internal restructuring transactions that provide the Company access to offshore funds in a tax efficient manner.

Six Months Ended June 30, 2015
(4) Diluted share count used in Adjusted Diluted EPS:
Diluted shares	171.5
Dilutive shares assuming net earnings	2.7

Adjusted diluted shares	174.2

ZIMMER BIOMET HOLDINGS, INC.

SUMMARY OF EXPENSES INCLUDED IN SPECIAL ITEMS

FOR THE THREE and SIX MONTHS ENDED JUNE 30, 2016 and 2015

(unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2016	2015	2016	2015
Biomet-related
Merger consideration compensation expense	$—	$164.1	$—	$164.1
Retention plans	—	73.0	—	73.0
Consulting and professional fees	43.3	62.4	79.4	86.6
Employee termination benefits	3.1	64.5	7.2	64.9
Dedicated project personnel	21.2	8.1	42.9	9.1
Relocated facilities	12.1	0.9	19.2	0.9
Contract terminations	15.2	15.9	25.3	15.9
Information technology integration	3.1	—	4.5	—
Intangible asset impairment	28.0	—	28.0	—
Other	6.0	1.7	10.0	1.9

Total Biomet-related	132.0	390.6	216.5	416.4
Other
Consulting and professional fees	8.8	39.6	15.7	79.3
Employee termination benefits	—	0.7	—	0.8
Dedicated project personnel	1.5	10.1	3.3	22.5
Impairment/loss on disposal of assets	1.1	—	1.1	2.3
Certain R&D agreements	—	—	—	—
Relocated facilities	—	—	0.2	0.5
Distributor acquisitions	—	—	—	—
Certain litigation matters	—	20.3	—	20.3
Contract terminations	1.0	—	1.0	—
Information technology integration	0.2	—	0.3	—
Contingent consideration adjustments	—	—	—	2.3
Accelerated software amortization	—	—	—	1.5
Other	4.7	7.9	5.3	10.1

Total Other	17.3	78.6	26.9	139.6

Special items	$149.3	$469.2	$243.4	$556.0

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF 2016 PROJECTED REVENUE % GROWTH TO

2016 PROJECTED ADJUSTED PRO FORMA % GROWTH AND

2016 PROJECTED CONSTANT CURRENCY ADJUSTED PRO FORMA % GROWTH

(unaudited)

Projected Year Ended December 31, 2016:	High	Low
Revenue % growth	28.0%	28.0%
Effect from product divestitures	(0.9)	(0.9)
Effect from full year of Biomet revenue	(23.6)	(24.1)

Adjusted pro forma % growth	3.5	3.0
Effect of LDR revenue	(1.0)	(1.0)
Foreign exchange impact	0.5	0.5

Constant currency adjusted pro forma % growth	3.0%	2.5%

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF 2016 PROJECTED DILUTED EPS

AND PROJECTED ADJUSTED DILUTED EPS

(unaudited)

Projected Year Ended December 31, 2016:	High	Low
Diluted EPS	$1.75	$1.50
Inventory step-up and other inventory and manufacturing related charges, intangible asset amortization, special items and other expense	7.22	7.61
Taxes on above items(1) and other certain tax adjustments	(0.97)	(1.21)

Adjusted Diluted EPS	$8.00	$7.90

(1)	The tax effect for the U.S. jurisdiction is estimated based on an effective rate considering federal and state taxes, as well as permanent items. For jurisdictions outside the U.S., the tax effect is estimated based upon the statutory rates where the items were or are projected to be incurred.